BUSINESS DEVELOPMENT AND PROFESSIONAL SERVICES CONSULTING AGREEMENT CONSULTING FEE AGREEMENT

This Agreement (the "Agreement") is dated January 30, 2024 and is entered into by and between TPT Global Tech, Inc. and dba TPT Media and Entertainment, LLC (hereinafter referred to as "CLIENT"), and Roy D Foreman referred to as "CONSULTANT") whose address is 31 East Mockingbird Way Galloway NJ 08205. This Agreement is non-exclusive and supersedes any previous agreement.

WITNESSETH

Whereas, Consultant will provide business development and marketing consulting services for a fee; and whereas, TPT Global Tech dba TPT Entertainment and Media LLC, of 501 West Broadway, Suite 501, San Diego, CA 92101, along with other affiliated companies hereby desires to hire Consultant to perform such services on their behalf;

NOW, THEREFORE, the parties agree to as follows:

This agreement supersedes or overrides any written or unwritten agreement or understanding written or oral that may or may not exist between TPT Global Tech and the Consultant.

Business Development and Marketing Consulting Services: TPT Global Tech dba TPT Entertainment and Media LLC, of 501 West Broadway, Suite 501, San Diego, Ca 92101, along with other affiliated companies hereby hires Consultant as President of the Company's US Domestic and International Boxing division and hereby agrees to such engagement, to provide business development and/or professional services related to making introductions to funding sources and the launch of the company's Live Mobile TV Broadcasting on the companies VuMe Super App platform. Services of Consultant shall include but are not limited to the following: Consultants will make various introductions for "Client" and "Client's" financing needs, in an effort to assist Client with new business development opportunities relating to assisting "Client" with due diligence of property records, coordinate meetings and conference calls for "Client" with "Funding Sources" and provide to "Funding Sources" any and all requested documents needed for underwriting purposes that "Funding Sources" may need and to assist with the closing of any transaction and perform any other minor duties as requested by the Client. Client is hereby seeking funds in the approximate amount of $38,000,000.00 USD, and additional funds including interest reserves and or operating capital.

Disclosure: Client hereby acknowledges that Roy D Foreman is **not** a licensed Broker and is hereby acting in such capacity of a "Independent Consultant" in this transaction. "Independent Consultant" shall not introduce proprietary documentation to "Funding Sources", which include marketing packages, corporate entity documents, operating statements, executive summaries, projections and any other information that "Client" has provided to "Independent Consultant". All final negotiations shall be determined between "Client" and "Funding Sources". "Client" hereby agrees to release, Roy Foreman from any and all liability and/or responsibility in connection with this transaction with respect to any funding agreement that may be negotiated between "Client" and "Funding Sources".

CONDITIONS. This Agreement will not take effect, and CONSULTANT will have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to CONSULTANT (either by mail or facsimile copy).

1 Upon execution of this Agreement, CLIENT agrees to cooperate with CONSULTANT for the purposes of carrying out this Agreement and further agrees to keep CONSULTANT informed of any developments of importance pertaining to CLIENT's business and abide by this Agreement in its entirety.

SCOPE AND DUTIES. During the term of this Agreement, CONSULTANT will perform the following services for CLIENT:

Services to be Provide. CONSULTANT will provide the following services (collectively, the "Services"):

- **a.** Introduce client to potential customers, vendors and funding sources
- **b.** Global TV Broadcast Boxing Product roll outs and strategy development
- **c.** Influencer, Radio and Broadcast network introductions and on Boarding
- **d.** Marketing, Branding and Advertising distribution activities

Additional Duties. CLIENT and CONSULTANT shall mutually agree upon any additional duties that CONSULTANT may provide for compensation paid or payable by on behalf of CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" which shall be signed and dates by authorized representatives of both parties.

Standard of Performance. CONSULTANT shall devote such time and efforts to the affairs of the CLIENT as is reasonably necessary to render the services contemplated by this Agreement. CONSULTANT is not responsible for the performance of any services that may be rendered hereunder. The services of CONSULTANT shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant. CONSULTANT cannot guarantee results on behalf of CLIENT.

Consultant Fee Compensation.
CLIENT shall pay for Consultant services described herein. The fees shown below shall be payable as follows:

a. Consultant will receive $500,000 USD, payable in TPT Equity Stock as compensation for consultant services as President of the TPT Global Tech dba TPT Media and Entertainment Division for which $100K USD of those service have been rendered. TPT Equity Stock shall mean common or preferred stock as created, or which may exist, by TPT Global Tech and agreed to by the Consultant.

b. The remaining payment will be rendered upon a successful Launch of the VuMe Boxing division or a successful strategic partnership, branding, marketing, distribution or Network affiliation agreement.

c. Once first bridge financing has been raised Consultant will receive $7,500.00 per month as a consultant fee until additional capital has been raised to move consultant to W2 employment status

with full employee benefits and the participation in the company's employee stock option plan. At this stage consultant will enter into a full company employment agreement.

Indemnification. The CLIENT agrees to indemnify and hold harmless CONSULTANT, each of its officers, directors, employees and shareholders CONSULTANT and any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending CONSULTANT in any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by CLIENT or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative. CONSULTANT agrees to indemnify and hold harmless CLIENT, each of its officers, directors, employees, representatives and agents including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending CONSULTANT any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any grossly negligent act, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by CONSULTANT or any of its agents, employees, or other representatives. The scope of indemnification shall include not only claims asserted by third parties including investors, but also claims made by government agencies and self-regulatory organizations which may arise from any inaccuracy or incompleteness of oral or written information supplied by CLIENT or its officers, directors, employees, representatives or agents to CONSULTANT or its officers, directors, employees, representatives or agents. The scope of this indemnification shall also include any mediation, arbitration, government agency investigation or hearing, self-regulatory organization investigation or hearing or federal or state court lawsuit which may raise out of any inaccuracy or incompleteness of any oral or written information supplied by CLIENT or its officers, directors, employees, representatives or agents to CONSULTANT .

Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

CLIENT Representations. CLIENT hereby represents, covenants and warrants to CONSULTANT as follows: That all information and images that are provided by the company to CONSULTANT for the purposes of dissemination to specific and/or targeted audiences is accurate and has been made available to the public prior to submission to CONSULTANT .

Authorization. CLIENT and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the articles of incorporation (or charter) or by-laws of CLIENT or violate any terms of provision of any other material agreement to which CLIENT is a party or any applicable statute, rule or regulation.

Contracts in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses to which CLIENT is a party are valid and in full force and effect.

Litigation. Except as is disclosed in an exhibit to this Agreement, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of CLIENT, threatened CONSULTANT or invoking CLIENT, or which questions or challenges the validity of this Agreement or its subject matter and CLIENT does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other agreements and consents from governmental agencies, whether federal, state, or local.

CLIENT'S Obligation to Report Changes of Facts Related to Information, Representations or Warranties. CLIENT acknowledges that (a) CONSULTANT will rely upon any representations, warranties and information supplied by the CLIENT, (b) information provided by CLIENT to CONSULTANT and its agents will be distributed to the Investment public and be acted upon by investors regarding the purchase and sale of CLIENT's securities and (c) CONSULTANT may suffer damages and exposure to civil and criminal penalties if it supplies incorrect information about CLIENT's business and financial affairs to the investment public. CLIENT, therefore, agrees, represents and warrants that if CLIENT or its agents learns that any information provided to CONSULTANT regarding CLIENT's business or financial affairs is incorrect or materially incomplete or misleading or if any representation or warranty in this Agreement becomes incorrect or materially incomplete or misleading, CLIENT shall immediately give written notice to CONSULTANT regarding the nature of the inaccuracy, omission, incompleteness of the prior disclosure or change in circumstances and CLIENT shall provide full, accurate and complete information about such matters to CONSULTANT in writing by e-mail, facsimile transmission and overnight delivery with a signed receipt required to the address for CONSULTANT given above or as it may be changed from time to time by CONSULTANT by written notice to CLIENT .

Scope of Services. Any payments made herein to CONSULTANT are not, and shall not be construed as, compensation to CONSULTANT for the purpose of making a market, to cover CONSULTANT 's out-of-pocket expenses for making a market, or for the submission by CONSULTANT of an application to make a market in any securities. No payments made herein by CLIENT or any person on behalf of CLIENT to CONSULTANT are made as consideration for, nor shall such payments be used for, the purpose of affecting the price of any security or influencing any market-making functions, including, but not limited to, bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

Confidentiality. CONSULTANT and CLIENT each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. CONSULTANT and CLIENT shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through CONSULTANT and CLIENT respectively, to first enter appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity. CONSULTANT shall not, either during CONSULTANT 's engagement by the CLIENT pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the CLIENT or any of its affiliates in any way acquired or used by CONSULTANT during its engagement by the CLIENT.

Confidential information, knowledge or data of the CLIENT and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by CONSULTANT or its representatives.

(Miscellaneous Provisions)
Amendment and Modification. This Agreement may be amended, modified and supplemented if such changes is agreed to in writing and signed by an officer of CONSULTANT and CLIENT.

Waiver of Compliance. Any failure of CONSULTANT, on the one hand, or CLIENT, on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to CONSULTANT upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Expenses: Transfer Taxes, Etc. Other than as expressly set forth in this Agreement, the parties shall bear their own costs and expenses in carrying out the provisions of this Agreement including taxes to the state or federal government.

Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable federal and state securities laws and, if either party is subject to the rules thereof, the rules of self-regulatory organizations.

Notices. Any notices to be given hereunder by any party to the other may be effected in writing either by personal delivery with a signed receipt by the receiver, by United States Postal Service express mail, Federal Express or other reputable, overnight delivery service with a signed receipt or by facsimile transmission that provides a confirmation of delivery, except where this Agreement requires more than one form of written notice. Notices shall be addressed to the appropriate "Contact Person" at the addresses appearing on the signature page of this Agreement, but any party may change his address or "Contact Person" by written notice in accordance with this subsection. Notices delivered personally shall be deemed delivered as of the time of the signed receipt, notices sent by facsimile shall be deemed delivered one (1) day after electronic confirmation of receipt, notices sent by overnight delivery service shall be deemed delivered one (1) day after delivery to the service, mailed notices shall be deemed delivered as of five (5) days after mailing.

Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Delegation. Either party shall delegate the performance of its duties under this Agreement with the prior written consent of the other party.

Publicity. Neither CONSULTANT or CLIENT shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party required to disclose shall consult with and make reasonable efforts to accommodate changes to the required disclosure and the timing of such announcement suggested by the other party.

Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. CLIENT and CONSULTANT agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be San Diego County, California.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Claudia Wagner.

Headings. The heading of the sections of this Agreement are CONSULTANT inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

Entire Agreement. This Agreement including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officers employee or representative of any party hereto.

Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party becoming the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. The party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

No Authority to Obligate the CLIENT. Without the consent of the Board of Directors of CLIENT, CONSULTANT shall have no authority to take, nor shall it take, any action committing or obligating CLIENT in any manner, and CONSULTANT shall not represent itself to others as having such authority. CONSULTANT is a marketing agency with no affiliation to the stock market or market makers.

Term. This Agreement is a 1 year agreement for the term of 1 year and shall terminate automatically after 1 year from the date of execution.

Non-Circumvention. In and for valuable consideration, CLIENT hereby agrees that CONSULTANT may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more business opportunities, including, without limitation, other investor relation service providers, customers for the products and services sold by CLIENT, existing or potential investors, trusts, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (an "Opportunity" or "Opportunities"). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of CONSULTANT, and shall be treated as confidential information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with CONSULTANT in which CONSULTANT is directly and actively involved, and never without CONSULTANT 's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though CONSULTANT , without the prior written approval of CONSULTANT . CONSULTANT is not licensed as a broker-dealer or, in those states that license such activities, as a business broker or finder. Therefore, CONSULTANT does not accept a success-based finder's fee for raising debt or equity for clients, for arranging the purchase or sale of CLIENT's securities or for the sale of a substantial part of CLIENT's business assets and/or liabilities. CONSULTANT may under certain circumstances accept a fee for specific services rendered in connection with (a) a financing, such as a fee for providing part or all of a business plan or other presentation to investors, (b) a commission for arranging a sale of CLIENT's products, (c) a sales commission from CLIENT for sale of CLIENT's products or services or (d) a fee for its services or a success-based referral fee from a vendor of CLIENT in connection with a sale of products or services. CONSULTANT is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT's signed assent to these terms, CONSULTANT would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

TPT Global Tech Inc. and dba TPT Media and Entertainment, LLC

DocuSigned by:

By: ____________________

Stephen J. Thomas III

Chairman & CEO

CONSULTANT Consulting: Roy D Foreman

DocuSigned by:

By: ____________________

Date: January 30, 2024

Contact Person: Roy D Foreman